EXHIBIT 21
INDEPENDENT BANK CORPORATION
Subsidiaries of the Registrant

State of Incorporation
IBC Capital Finance II
Ionia, Michigan	Delaware
Midwest Guarantee Trust I
Ionia, Michigan	Delaware
Gaylord Partners, Limited Partnership
Ionia, Michigan	Michigan
Independent Bank
Bay City, Michigan	Michigan
Independent Bank West Michigan
Grand Rapids Michigan	Michigan
Independent Bank South Michigan
Leslie, Michigan	Michigan
Independent Bank East Michigan
Troy, Michigan	Michigan
IBC Financial Services, Inc., Bay City, Michigan
(a subsidiary of Independent Bank)	Michigan
IBC Financial Services West Michigan, Inc., Grand Rapids,
Michigan (a subsidiary of Independent Bank West Michigan)	Michigan
IBC Financial Services South Michigan, Inc., Okemos,
Michigan (a subsidiary of Independent Bank South Michigan)	Michigan
IBC Financial Services East Michigan, Inc. Caro, Michigan
(a subsidiary of Independent Bank East Michigan)	Michigan
Independent Title Services, Inc., Grand Rapids, Michigan (a subsidiary
of Independent Bank, Independent Bank West Michigan, Independent Bank South Michigan and Independent Bank East Michigan)	Michigan
First Home Financial, Inc., Grand Rapids, Michigan
(a subsidiary of Independent Bank)	Michigan
Mepco Insurance Premium Financing, Inc., (“Mepco”), Chicago, Illinois
(a subsidiary of Independent Bank)	Michigan
Mepco Acceptance Corporation, Chicago, Illinois
(a subsidiary of Mepco)	California
Mepco Receivables, LLC., Chicago, Illinois
(a subsidiary of Mepco)	Delaware
Mepco Services, Inc., Chicago, Illinois
(a subsidiary of Mepco)	Illinois
Mepco Securitization, LLC., Chicago, Illinois
(a subsidiary of Mepco)	Delaware
Independent Mortgage Company Central Michigan
Bay City, Michigan (a subsidiary of Independent Bank)	Michigan
Independent Mortgage Company West Michigan
Grand Rapids, Michigan (a subsidiary of Independent Bank West Michigan)	Michigan
Independent Mortgage Company South Michigan
Okemos, Michigan (a subsidiary of Independent Bank South Michigan)	Michigan
Independent Mortgage Company East Michigan
Caro, Michigan (a subsidiary of Independent Bank East Michigan)	Michigan